UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2025

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

This Current Report on Form 8-K provides a pro forma statement of operations of Sunoco LP (the “Partnership”) for the twelve months ended December 31, 2024, as described in Item 8.01 below and which is incorporated into this Item 2.02 by reference, giving effect to the Partnership’s acquisition of NuStar Energy L.P., consummated on May 3, 2024 (the “NuStar Acquisition”), as well as the sale of certain assets of the Partnership in West Texas, New Mexico and Oklahoma, as if each had been consummated on January 1, 2024. The pro forma statement of operations is being updated for purposes of the Notes Offering (as defined below) and does not give effect to the Notes Offering.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On March 20, 2025, the Partnership issued a press release announcing the commencement of the private offering of senior notes (the “Notes Offering”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

In addition, on March 20, 2025, in connection with the Notes Offering, the Partnership provided an operational update to potential investors to the effect that, during March 2025, the Partnership entered into an agreement to acquire two Bermuda entities that own and operate associated German and Polish terminalling assets, including an aggregate of 15 associated fuel terminals in Germany and one in Poland, for aggregate cash consideration of less than €500 million, which the Partnership expects to fund with cash on hand and borrowings under its revolving credit facility and to consummate in the second quarter of 2025. Such entities, which are not expected to guarantee the revolving credit facility or the notes being offered in the Notes Offering, have aggregate secured indebtedness of approximately €296 million that the Partnership expects to remain in place upon closing of the transaction. The Notes Offering is not conditioned on the consummation of the acquisition, which remains subject to customary closing conditions, and the acquisition is not conditioned on the consummation of the Notes Offering.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security, including the notes issued in the Notes Offering.

In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

Item 8.01	Other Events.

On March 20, 2025, in connection with the Notes Offering, the Partnership provided certain updated disclosures to potential investors that as of March 18, 2025, the Partnership had $2 million of cash and cash equivalents and outstanding borrowings of approximately $537 million under the Partnership’s revolving credit facility (excluding approximately $56 million in standby letters of credit) and additional available borrowing capacity of approximately $907 million.

Pro Forma Financials

This Current Report on Form 8-K provides a pro forma statement of operations attached as Exhibit 99.2 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statement.

In addition, the information contained in Item 2.02 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 20, 2025, announcing the Notes Offering.

99.2	Sunoco LP unaudited pro forma combined financial information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

By:	SUNOCO GP LLC,
its General Partner

Date: March 20, 2025
By:	/s/ Rick Raymer
Name:	Rick Raymer
Title:	Vice President, Controller and Principal Accounting Officer

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